UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2010
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California 94587 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Grant of Options to Executive Officers
On January 19, 2010, the Board, based on the recommendation of the Compensation Committee, approved the grant of options to purchase the Company’s common stock to the Company’s executive officers under the Company’s 2006 Equity Incentive Plan. The table below sets forth the stock option grants approved by the Board:

		Shares
		Subject to
Name	Title	Option
Don M. Bailey	President and Chief Executive Officer	280,000
Stephen L. Cartt	Executive Vice President, Corporate Development	130,000
David J. Medeiros	Senior Vice President, Pharmaceutical Operations	85,000
Gary M. Sawka	Senior Vice President, Finance and Chief Financial Officer	70,000

Determination of 2010 Base Salaries
On January 19, 2010, the Board, based on the recommendation of the Compensation Committee, approved the 2010 base salaries for the Company’s executive officers.
The table below sets forth the 2010 base salary levels for the following executive officers:

		2010
Name	Title	Salary
Don M. Bailey	President and Chief Executive Officer	$562,380
Stephen L. Cartt	Executive Vice President, Corporate Development	$374,920
David J. Medeiros	Senior Vice President, Pharmaceutical Operations	$348,140
Gary M. Sawka	Senior Vice President, Finance and Chief Financial Officer	$267,800

SIGNATURES
     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2010	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ Gary M. Sawka
Gary M. Sawka
Senior Vice President, Finance, and, Chief Financial Officer